Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K into the Company's previously filed Registration Statement No. 333-35432.

/s/ Arthur Andersen LLP

Dallas, Texas
September 26, 2000